UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 7, 2009

PROS Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-141884	76-0168604
(State of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3100 Main Street, Suite 900
Houston, TX, 77002		(713) 335-5151
(Address of principal executive offices)		(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On May 7, 2009, PROS Holdings, Inc (“the Company”) issued a press release announcing financial results for its first quarter ended March 31, 2009.  A copy of the press release, dated as of May 7, 2009, is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Use of Non-GAAP Financial Information

The Company provides non-GAAP measures of operating results per share in the attached press release. The presentation is intended to be a supplemental measure of performance and typically excludes stock-based compensation and certain one time charges that impact the comparability of one quarter to another.  The presentation is not intended to replace or to be displayed more prominently than the Company’s GAAP measures.  The Company appreciates that investors also need to analyze the Company’s results on a GAAP basis, so a reconciliation of the adjustments to GAAP results for the periods is included in the attached press release. In addition, an explanation of the ways in which the Company’s management uses these non-GAAP measures to evaluate its business, the substance behind the Company’s management’s decision to use these non-GAAP measures, and the substantive reasons why the Company’s management believes that these non-GAAP measures provide useful information to investors are included in the attached press release.

The information in the this Current Report, including the exhibits attached hereto, shall not be deemed to be “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.  The information contained herein and in the accompanying exhibit shall not be incorporated by reference into any registration statement or other document filed with the Securities and Exchange Commission by the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

99.1 Press release dated May 7, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROS HOLDINGS, INC.

Date: May 7, 2009

/s/ Charles H. Murphy
Charles H. Murphy
Chief Financial Officer and Executive Vice President